UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

Resource Capital Corp.
(Exact name of registrant as specified in its chapter)

Maryland	1-32733	20-2287134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue, 12th Floor New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 212-974-1708
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

At our Annual Meeting of Stockholders held on May 29, 2014, our stockholders: (i) re-elected 10 directors, Messrs. Walter T. Beach, Edward E. Cohen, Jonathan Z. Cohen, Richard L. Fore, William B. Hart, Gary Ickowicz, Steven J. Kessler, Murray S. Levin and P. Sherrill Neff and Ms. Stephanie H. Wiggins to serve until the next annual meeting of stockholders in 2015; (ii) approved a proposal to adopt the Resource Capital Corp. Amended and Restated Omnibus Equity Compensation Plan; (iii) approved, in an advisory vote, the Resource Capital Corp. 2013 compensation program for its named executive officers; and (iv) ratified the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2014.

The voting results were as follows:

Election of Directors	Shares For	Shares Against	Abstentions	Broker Non-Votes
Mr. Beach	61,346,540	804,910	3,078,143	47,530,802
Mr. E. Cohen	49,851,320	14,978,333	399,940	47,530,803
Mr. J. Cohen	59,626,643	5,198,273	404,677	47,530,803
Mr. Fore	64,001,652	778,899	449,043	47,530,802
Mr. Hart	63,923,557	854,741	451,299	47,530,799
Mr. Ickowicz	64,000,632	773,833	455,130	47,530,801
Mr. Kessler	63,722,343	1,061,958	445,294	47,530,801
Mr. Levin	62,327,132	2,489,041	413,423	47,530,800
Mr. Neff	64,043,636	775,412	410,547	47,530,801
Ms. Wiggins	63,942,390	871,719	415,487	47,530,800

A proposal to adopt the Resource Capital Corp. Amended and Restated Omnibus Equity Compensation Plan:

Shares For	Shares Against	Abstentions
56,804,733	7,492,726	932,135

A proposal to approve, in an advisory vote, our 2013 compensation program for our named executive officers:

Shares For	Shares Against	Abstentions
58,768,314	5,515,458	945,822

A proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014:

Shares For	Shares Against	Abstentions
110,786,417	1,239,292	734,605

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource Capital Corp.

Date: June 2, 2014	/s/ Michael S. Yecies
Michael S. Yecies
Senior Vice President, Chief Legal Officer & Secretary